CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm under the captions "Statements and Reports" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information for AllianceBernstein Bond Inflation Strategy and AllianceBernstein Municipal Bond Inflation Strategy in this Registration Statement (Form N-1A 2-48227 and 811-02383) of AllianceBernstein Bond Fund, Inc.






                                          ERNST & YOUNG LLP


New York, New York
January 22, 2010